EXHIBIT 10.11 --    SETTLEMENT AND RELEASE AGREEMENT BETWEEN INCOMNET, INC. AND
                    THE COHEN PARTIES, INCLUDING DR. ROBERT COHEN, STEFANIE
                    RUBIN, ALLYSON COHEN, JEFFREY COHEN, JEFFREY RUBIN, DR. ALAN
                    COHEN, LENORE KATZ, BROADWAY PARTNERS AND MERYL COHEN,
                    CUSTODIAN FOR GABRIELLE COHEN, ERICA COHEN, JACLYN COHEN AND
                    NICOLE COHEN.


                        SETTLEMENT AND RELEASE AGREEMENT


     THIS SETTLEMENT AND RELEASE AGREEMENT (the "SETTLEMENT AGREEMENT") is entered into this 5th day of November, 1998, by and among Dr. Robert Cohen, an individual, Stefanie Rubin, an individual, Allyson Cohen, an individual, Jeffrey Cohen, an individual, Jeffrey Rubin, an individual, Dr. Alan Cohen, an individual, Lenore Katz, an individual, Broadway Partners, a general partnership, and Meryl Cohen, an individual and as custodian for Gabrielle Cohen, Jaclyn Cohen, Erica Cohen and Nicole Cohen (collectively the "COHEN PARTIES"), and Incomnet, Inc., a California corporation (the "COMPANY").

                                R E C I T A L S

     WHEREAS, the Company has granted to the Cohen Parties warrants to purchase the Company's common stock, options to purchase preferred stock, various rights under an agreement dated January 21, 1997 and certain registration rights (collectively, the "OLD SECURITIES RIGHTS");

     WHEREAS, the Company and the Cohen Parties desire to clarify and to settle all rights of the Cohen Parties in respect of securities of the Company and registration rights relating thereto by replacing the Old Securities Rights with the rights and obligations set forth in this Settlement Agreement (the "NEW SECURITIES RIGHTS");

     WHEREAS, the Company deems it to be in the best interests of all shareholders to obtain certainty and to document the outstanding rights of the Cohen Parties by replacing the Old Securities Rights with the New Securities Rights set forth in this Settlement Agreement;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:


               1.   WARRANTS

     A list of all warrants currently held by the Cohen Parties is set forth on EXHIBIT A hereto (the "WARRANTS"). The agreements evidencing the Warrants are set forth in EXHIBIT B hereto (the "WARRANT AGREEMENTS"). Dr. Robert Cohen agrees that the Warrant Agreement in his name for 16,666 shares at an exercise price of $3.50 per share should have been in the name of Lenore Katz as specified on EXHIBIT A and is hereby deemed to be in the name of Lenore Katz. Jeffrey Rubin agrees that the Warrant Agreement in his name for 10,000 shares at an exercise price of $3.50 per share should have been in the name of Stefanie Rubin as specified on EXHIBIT A and is hereby deemed to be in the name of Stefanie Rubin. The Warrant Agreements shall continue to govern the terms of the Warrants except as modified by Section 2 of this Settlement Agreement.

               2.   EXERCISE PERIOD FOR THE WARRANTS

     The last date on which each of the Warrants may be exercised shall be the later of:


          (i) the date on which the Company's common stock ("COMMON STOCK") underlying such Warrant has been registered under an effective registration statement for a period of 120 days (whether or not consecutive), provided, however, (i) such 120-day period does not commence unless and until the Company has amended its Articles of Incorporation to increase the number of authorized shares of Common Stock to allow for issuance of a sufficient number of shares of Common Stock underlying the Warrants; (ii) such 120-day period shall be tolled for the number of days that the Cohen Party holding such Warrant is restricted or prohibited by the Company, any underwriter or by law from selling their Registrable Securities or the registration statement covering the Registrable

Securities is not effective; and (iii) such 120-day period shall be tolled until the closing price for the Company's Common Stock is greater than the Warrant exercise price for 20 trading days (each, a "Pricing Day") (of which at least five Pricing Days must be consecutive trading days); or

          (ii) 11:59 p.m. (Pacific Time) on the last exercise date as set forth in EXHIBIT A hereto for such Warrant.


               3.   OPTIONS TO PURCHASE PREFERRED STOCK

     Stefanie Rubin currently holds an option to purchase 200 shares of the Company's Series B Preferred Stock (the "SERIES B OPTION") and an option to purchase 250 shares of a new class of Preferred Stock of the Company designated as Series C Preferred Stock (the "SERIES C OPTION"). Stefanie Rubin shall sell to the Company and the Company shall purchase the Series B and Series C Options from Stefanie Rubin for an aggregate purchase price of $85,000 payable on or before November 5, 1998 (the "OPTION PAYMENT"). The Option Payment shall be delivered to Robert Matlin of Camhy Karlinsky & Stein LLP and, upon receipt of such payment, the Series B and Series C Options shall terminate and Stefanie Rubin shall have no further rights in respect of such Series B and Series C Options.

               4.   REDEMPTION OF WARRANTS

     In the event that at the next meeting of the Company's shareholders, which is expected to occur no later than April 30, 1999 (the "SHAREHOLDERS MEETING"), the shareholders do not approve an increase in the number of authorized shares of Common Stock that is sufficient to permit the exercise of the Warrants, the holders of the Warrants shall be entitled to have the Company redeem all or any part of their Warrants, at the holders' sole option, at any time during the 120 days following the earlier of April 30, 1999 or the Shareholders Meeting (the "REDEMPTION PERIOD"). The holders of the Warrant shall elect to redeem by sending a notice to the Company's President (the "REDEMPTION NOTICE"). To be effective, the Redemption Notice must be received by the Company's President by personal delivery, facsimile, overnight delivery service or certified mail during the Redemption Period. The Redemption Notice shall be deemed received on the day of delivery if sent by personal delivery or facsimile sent prior to 5:00 p.m. (Pacific Time), the next business day following deposit with an overnight delivery service or facsimile sent after 5:00 p.m. (Pacific Time) and on the date of receipt if sent by certified mail.

     In the event that the Company's shareholders do not approve an increase in the number of authorized shares of Common Stock sufficient enough to cover the Common Stock underlying the Warrants at the next Shareholders Meeting, the Company shall proceed at each subsequent annual and special meeting to include a proposal to increase the number of authorized shares of Common Stock until such approval is obtained.

     The redemption price for the Warrants shall be the difference between the Warrant exercise price set forth in EXHIBIT A and the average closing price for the Company's Common Stock during the 20 trading days prior to the date of receipt of the Redemption Notice (the "REDEMPTION PRICE").

     The Company shall not be obligated to redeem the Warrants if it is not permitted to do so under applicable law, including applicable provisions of the California Corporations Code, and the Redemption Period shall be tolled until the Company is legally permitted to complete the redemption. If the Company is legally permitted to redeem some, but not all of the Warrants tendered for redemption, the Company shall redeem such Warrants in the order of receipt of the Redemption Notices. To the extent that the Company cannot redeem all Warrants that are the subject of a Redemption Notice on a single date, the Company shall redeem such Warrants on a pro-rata basis among the tendering holders and the Company shall extend the Redemption Period on the balance of the Warrants tendered for redemption until the date that the Company is permitted to redeem the balance of the Warrants. In any event, the Redemption Price shall be the price as calculated on the date of receipt of the Redemption Notice.

               5.   REGISTRATION RIGHTS.

     The Cohen Parties owning Warrants shall have the registration rights set forth below in respect of the Warrants and shares of Common Stock underlying the Warrants (the "REGISTRABLE SECURITIES"). These registration rights are granted to the holders of the Warrants and may not be transferred to any other person without the prior written consent of the Company unless such transfer is to another member of the Cohen Parties.

          (a) SHELF REGISTRATION. (i) At the Company's election or (ii) upon the written request of the holders of not less than 50% of the Registrable Securities at any time following August 5, 1999 and provided that the Company is eligible to use Form S-3 (or a comparable form permitting substantial incorporation by reference), the Company shall file a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a "SHELF REGISTRATION") for all of the then Registrable Securities, subject to the request of any holder to exclude any Registrable Securities as provided below. Within ten (10) days after receipt of a request for a Shelf Registration, the Company shall give written notice of such registration (i) to all holders of Registrable Securities in the event of an election by the Company or (ii) to all non-requesting holders of Registrable Securities in the event of a request by the holders. The Company shall exclude from such registration all Registrable Securities with respect to which the Company received written requests for exclusion therefrom within fifteen (15) days after the receipt of the notice by the applicable holder.


          The Company hereby agrees to file such Shelf Registration as promptly as practicable, but not later than forty-five (45) days following the request therefor and thereafter to use its best efforts to cause such Shelf Registration to become effective as soon as possible. The Company further agrees to keep the Shelf Registration continuously effective for a period of 120 days following the date that the Securities and Exchange Commission ("SEC") declares the Shelf Registration effective, or such shorter period as shall terminate on the date on which all the Registrable Securities covered by the Shelf Registration have been sold pursuant to such Shelf Registration. If the Shelf Registration is not effective at any time during such 120-day period, the Company shall use its best efforts to make it effective as soon as possible. The Company shall only be obligated to file one Shelf Registration and the tolling of the exercise period for all Warrants under Section 2 of this Settlement Agreement on account of
Section 2(i)shall terminate upon the conclusion of the 120 day registration period regardless of whether all Underlying Common were included in such registration unless such failure to be included was at the Company's election.

          The Company further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registration or requested by the holders of a majority of the Registrable Securities covered by such registration or any underwriter of the Registrable Securities.

          If the holders of a majority of the Registrable Securities being registered so elect, the offering of Registrable Securities pursuant to a Shelf Registration shall be in the form of a registration in which the Registrable Securities are sold to an underwriter (an "UNDERWRITTEN OFFERING"). If the managing underwriter or underwriters of such offering advise the Company and the holders of Registrable Securities in writing that in their opinion the number of shares of Registrable Securities requested to be included in such offering is too large and would materially and adversely affect the success of such offering, the Company will include in such offering the aggregate number of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect and the amount to be offered for the accounts of all of such holders shall be reduced pro rata (according to the Registrable Securities beneficially owned by such holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters. To the extent that the underwriter excludes any Registrable Securities, the holders of such Registrable Securities shall not lose any other registration rights. Unless the holders of a majority of the Registrable Securities to be included in such offering shall consent in writing, no other party, including the Company, shall be permitted to offer securities in any such offering.

          (b) DEMAND REGISTRATION. If all of the Registrable Securities have not been registered before May 5, 2001, then at any time after May 5, 2001, the holders of not less than 50% of the Registrable Securities may make a written request (the "DEMAND NOTICE") for registration under the Securities Act (a "DEMAND REGISTRATION") of the Registrable Securities held by them; PROVIDED, HOWEVER, that in lieu of making such Demand Registration, the Company may, at its election, by notice to the holders of such Registrable Securities, redeem the Warrants for cash in an amount equal to the difference between (i) the fair market value of the Registrable Securities and (ii) the exercise price for such Warrants as set forth in EXHIBIT A. For purposes of this Settlement Agreement, the fair market value of the Registrable Securities shall be determined as follows:

          (i) if the security is listed on any established stock exchange or a national market system, including, without limitation, the National Market System or the SmallCap Market of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the average closing sales price (or the closing bid if no sales were reported) for the 20 trading days prior to the date of receipt of the Demand Notice as reported in THE WALL STREET JOURNAL or similar publication;


          (ii) if the security is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the average of the mean between the high bid and low asked prices for the security for the 20 trading days prior to the date of receipt of the Demand Notice; or


          (iii) in the absence of an established market for the security, the fair market value shall be determined in good faith by the Company's Board of Directors, with reference to the Company's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management and the values of stock of other corporations in the same or a similar line of business (all of such factors determined as of the date of the Demand Notice).


          Within ten (10) days after receipt of each Demand Notice, the Company shall give written notice of such registration request to all non-requesting holders of Registrable Securities and shall, subject to the provisions of the following paragraph, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within fifteen (15) days after the receipt of the notice of such demand registration request by the applicable holder. Both the Demand Notice and any request to have Registrable Securities included in a Demand Registration will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Unless the holders of a majority of the Registrable Securities to be included in such registration shall consent in writing, no other party, including the Company, shall be permitted to offer securities under any such Demand Registration. The Company shall not be obligated to effect more than one Demand Registration under this Section 5(b), PROVIDED, HOWEVER, that if the Shelf Registration is declared effective by the SEC in accordance with Section 5(a), then the Company shall not be obligated to effect any Demand Registrations under this Section 5(b) unless a holder of Registrable Securities was excluded from the Shelf Registration.

          A registration requested pursuant to this Section 5(b) will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act; provided, however , that if, after such Registration Statement has become effective, the offering of the Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected. Holders of a majority of the Registrable Securities with respect to which registration has been requested pursuant to this Section 5(b) may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request with respect to their Registrable Securities by providing a written notice to the Company revoking such request; PROVIDED, HOWEVER, that the Company shall have no further obligation to register such Registrable Securities that are the subject of a revocation pursuant to Section 5(b), but all other registration rights under Section 5(c) shall remain in effect.

          If the holders of a majority of the Registrable Securities being registered so elect, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering. If the managing underwriter or underwriters of such offering advise the Company and the holders of Registrable Securities in writing that in their opinion the number of shares of Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and the amount of Registrable Securities to be offered for the accounts of all of such holders shall be reduced pro rata (according to the Registrable Securities beneficially owned by such holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters.

          (c) INCIDENTAL REGISTRATION. If at any time prior to the date that all Registrable Securities have been registered (and provided that the Company has not already registered the Registrable Securities for 120 days), the Company proposes to file a registration statement under the Securities Act (other than in connection with the Shelf Registration, or a Registration Statement on Form S-4 or S-8, or any form substituting therefor) with respect to an offering of any class of security by the Company for its own account or for the account of any of its security holders, then the Company shall give written notice of such proposed filing to the holders of the Registrable Securities as soon as practicable (but in no event less than thirty days before the anticipated filing date), and such notice shall offer such holders the opportunity to register such number of Registrable Securities as each such holder may request. Each holder of Registrable Securities desiring to have its Registrable Securities registered under this subsection 5(c) shall so advise the Company in writing within 20 days after the date of receipt of such notice from the Company (which request shall set forth the number of Registrable Securities for which registration is requested). The Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein, and, if such registration is an Underwritten Registration, the Company shall use its best efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested to be included in the Registration Statement for such offering to be included (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate); provided, however, that if the managing underwriter or underwriters of such offering deliver a written opinion to the holders of such Registrable Securities that the total number of securities that the Company, the holders of Registrable Securities, or such other persons propose to include in suc offering is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Company, the holders of Registrable Securities and other holders registering securities pursuant to registration rights shall be allocated as follows:

          (i) if such registration has been initiated by the Company as a primary offering, FIRST to the securities sought to be included by the Company, and SECOND to the Registrable Securities sought to be included by the holders thereof and the securities sought to be included by other holders of registration rights, pro rata, on the basis of the number of securities owned by each such holder; and

          (ii) if such registration has been initiated by another holder of registration rights, FIRST to the securities sought to be included by such demanding holder, SECOND to the securities sought to be included by the Company, and third to the Registrable Securities sought to be included by the holders thereof and to all other securities sought to be included by other holders of registration rights, pro rata, on the basis of the number of securities owned by each such holder.

                6.  HOLD-BACK AGREEMENTS.

          (a) RESTRICTIONS ON PUBLIC SALE BY HOLDER OF REGISTRABLE SECURITIES. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 5 hereof agrees, if requested in writing by the managing underwriters in an Underwritten Offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the 10-day period prior to the filing of a Registration Statement with respect to such Underwritten Offering, and during the 90-day period beginning on the closing date of each Underwritten Offering made pursuant to such Registration Statement (the "Block-Out Period"), to the extent timely notified in writing by the Company or the managing underwriters.


          (b) RESTRICTIONS ON SALE OF SECURITIES BY THE COMPANY. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8, or any substitute form that may be adopted by the SEC) during the ten days prior to the filing of a registration statement with respect to such Underwritten Offering, and during the 90-day period beginning on the effective date of any Registration Statement (except as part of such registration statement (x) where the holders of a majority of the shares of Registrable Securities to be included in such registration statement consent or
(y) where holders of Registrable Securities are participating in such registration statement pursuant to Section 5(c) hereof, such registration statement was filed by the Company with respect to the sale of securities by the Company, and no holder is simultaneously participating in a registration statement pursuant to
Section 5(b) hereof) or the commencement of a public distribution of Registrable Securities pursuant to such registration statement.

                7.  REGISTRATION PROCEDURES.

     In connection with the Company's registration obligations pursuant to
Section 5 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the SEC, as soon as practicable, a Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which forms shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements of the Company, and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish one counsel selected by the holders of a majority of the shares of Registrable Securities covered by such registration statement, and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and underwriters, and the Company will not file any Registration Statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which such counsel or the underwriters, if any, shall reasonably object;


          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law; provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 7(l) hereof, if applicable;

          (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (e) if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority in number of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten (or best efforts underwritten) Offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (f) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the prospectus (after initial filing of the Registration Statement), make available representatives of the Company for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request;

          (g) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (h) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

          (i) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

          (j) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (k) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (1)   upon the occurrence of any event contemplated by Section
7(c)(6) above, prepare a supplement or post-effective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (m) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (n) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities included in such registration, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such holders and underwriters); (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 9 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (o) make available for inspection by a representative of the holders of the Registrable Securities, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

          (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of section 11(a) of the Securities Act; and

          (q) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(l) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(l) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company such holder will deliver to the Company (at the Company's expense), all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration Statements set forth in Section 5 hereof and Section 7(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 7(c)(6) hereof to the date when the selling holders of Registrable Securities covered by such registration statement shall receive copies of the supplemented or amended prospectus contemplated by Section 7(l) hereof or the Advice.

                8.  REGISTRATION EXPENSES.

     All expenses incident to the Company's performance of or compliance with this Settlement Agreement, including without limitation: all registration and filing fees; fees with respect to filings required to be made with the NASD; fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters of Registrable Securities in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to
Section 7(n) hereof); securities acts liability insurance, if the Company so desires; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed; and the fees and expenses of any person, including special experts, retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES") will be borne by the Company regardless of whether the Registration Statement becomes effective. The Company shall not have any obligation to pay any underwriting discounts, commissions or similar fees attributable to the sale of Registrable Securities, or any legal fees and expenses of counsel to the holders of Registrable Securities.

                9.  INDEMNIFICATION: CONTRIBUTION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each holder of Registrable Securities and its partners, and their respective partners, officers, directors, employees and agents, and each person who controls such person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the holders of Registrable Securities expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities, if requested.


          (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents, and each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Company specifically for inclusion in such Registration Statement or prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however , that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) based upon written advice of counsel to such person, there shall be one or more defenses available to such person that are not available to the indemnifying party or there shall exist conflicts of interest pursuant to applicable rules of professional conduct between such person and the indemnifying party (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person), in each of which events the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnified party will be required to consent to entry of any judgment or enter into any settleent which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) CONTRIBUTION. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided, that no holder of Registrable Securities shall be required to contribute an amount greater than the dollar amount of the proceeds received by such holder with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the Company on the one hand and of the selling holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

                10.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.


          (a) If any of the Registrable Securities covered by the Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority of the Registrable Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.


          (b) No Person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 10 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

                11.  EFFECT OF AGREEMENT

     This Settlement Agreement supersedes all prior oral or written agreements relating to the Old Securities Rights, including but not limited that certain agreement dated January 27, 1997, by and between the Company and Jeff Rubin, a copy of which is attached to this Settlement Agreement as EXHIBIT C. The Cohen Parties and the Company agree that other than the Preferred Stock that is being transferred on November 5, 1998 pursuant to the agreement between the Cohen Parties and John P. Casey dated as of July 15, 1998, as extended, and as set forth in this Settlement Agreement, the Cohen Parties, as of the date of this Settlement Agreement: (i) do not own and are not entitled to be granted any options, warrants, Preferred Stock or convertible securities of the Company,
(ii) are not entitled to be issued any additional securities in the Company,
(iii) are not entitled to registration rights in respect of any of the Company's securities and (iv) are not owed any fees or other compensation by the Company, GenSource Corporation or National Telephone & Communications, Inc.

                12.  RELEASE OF CLAIMS

     Upon the execution of this Settlement Agreement and receipt of the Option Payment as set forth in Section 3 hereof, the Cohen Parties fully and forever release and discharge the Company and any of its past, present and future affiliates, employees, officers, directors, shareholders, attorneys, accountants, successors and predecessors from any and all claims, demands, obligations, losses, damages or cause of action of any nature relating to the Old Securities Rights (other than for a breach of this Settlement Agreement by the Company), whether based in tort, contract or any other theory of recovery, and whether for compensatory or punitive damages, that now exist or may hereafter accrue based and actions occurring prior to the effective date of this release. The Cohen Parties agree that this release shall not be considered an admission by any party of any liability or wrongdoing. The Cohen Parties warrant that no promises or inducement has been offered except as set forth herein. The Cohen Parties are of legal age (or are represented by a guardian who is of legal age) and are legally competent (or their legal guardian is legally competent) to execute this release and accept full responsibility therefor. The Cohen Parties declare that the terms of this full and final release of claims have been completely read by the Cohen Parties and are fully understood and voluntarily accepted for the purpose of making a full and final compromise and settlement. The Cohen Parties hereby represent and warrant that they have not assigned and will not assign any of their above referenced released claims to any third party. The Cohen Parties acknowledge that they are familiar with Section 1542 of the California Civil Code, which reads as follows:

                    "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     The Cohen Parties acknowledge that they are releasing unknown claims and waive all rights they have or may have under California Civil Code Section 1542 or any other statute or common law principles of similar effect. However, the Cohen Parties are not waiving any rights or claims that may arise out of acts or events that may occur after the date of this Settlement Agreement or which do not arise out of or relate to the Old Securities Rights.

                13.  WAIVERS

     If any party shall at any time waive any rights thereunder resulting from any breach by the other party of any of the provisions of this Settlement Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Settlement Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Settlement Agreement or otherwise.

                14.  SUCCESSORS AND ASSIGNS

     Each covenant and representation of this Settlement Agreement shall inure to the benefit of and be binding upon each of the parties, their personal representatives, assigns and other successors in interest.

                15.  ENTIRE AGREEMENT

     This Settlement Agreement constitutes the entire agreement between the parties and supersedes all other agreements, representations, warranties, statements, promises and undertakings, whether oral or written, with respect to the subject matter of this Settlement Agreement. This Settlement Agreement may be modified only by a written agreement signed by all parties.

                16.  GOVERNING LAW

     This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of California, and the venue for any action hereunder shall be in the appropriate forum in the County of Los Angeles, State of California.

                17.  COUNTERPARTS

     This Settlement Agreement may be executed simultaneously in any number of counterparts and by facsimile, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                18.  ATTORNEYS' FEES AND COSTS

     In the event that either party must resort to legal action in order to enforce the provisions of this Settlement Agreement or to defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys' fees' and all other costs incurred in commencing or defending such action, or in enforcing this Settlement Agreement, including but not limited to post judgment costs.

                19.  FURTHER ACTS

     The parties to this Settlement Agreement hereby agree to execute any other documents and take any further actions which are reasonably necessary or appropriate in order to implement the transactions contemplated by this Settlement Agreement.

                20.  TIME OF ESSENCE

     Time is of the essence in the performance of the obligations under this Settlement Agreement.

                21.  AUTHORIZED SIGNATURES

     Each party to this Settlement Agreement hereby represents that the person signing below are duly authorized to execute this Settlement Agreement on behalf of their respective party.

IN WITNESS WHEREOF, this Settlement Agreement has been entered into as of the date first above written.


                              THE "COMPANY"

                              INCOMNET, INC.,
                              a California corporation

                              By:  /s/ Denis Richard
                                   -----------------
                                   Denis Richard, President


                              "COHEN PARTIES":

                              Robert Cohen

                              By:  /s/ Dr. Robert Cohen
                                   --------------------
                                   Dr. Robert Cohen

                              Stefanie Rubin

                              By:  /s/ Dr. Robert Cohen
                                   --------------------
                                   Dr. Robert Cohen, Attorney-in-Fact

                              Allyson Cohen

                              By:  /s/ Dr. Robert Cohen
                                   --------------------
                                   Dr. Robert Cohen, Attorney-in-Fact

                              Jeffrey Cohen

                              By:  /s/ Dr. Robert Cohen
                                   --------------------
                                   Dr. Robert Cohen, Attorney-in-Fact

                              Jeffrey Rubin

                              By:  /s/ Dr. Robert Cohen
                                   --------------------
                                   Dr. Robert Cohen, Attorney-in-Fact

                              Alan Cohen

                              By:  /s/ Dr. Robert Cohen
                                   --------------------
                                   Dr. Robert Cohen, Attorney-in-Fact

                              Lenore Katz

                              By:  /s/ Dr. Robert Cohen
                                   --------------------
                                   Dr. Robert Cohen, Attorney-in-Fact

                              BROADWAY PARTNERS
                              Jeffrey Cohen, Partner

                              By:  /s/ Dr. Robert Cohen
                                   --------------------
                                   Dr. Robert Cohen, Attorney-in-Fact

                              Meryl Cohen

                              By:  /s/ Dr. Robert Cohen
                                   --------------------
                                   Dr. Robert Cohen, Attorney-in-Fact

                              Meryl Cohen as custodian for Gabrielle Cohen

                              By:  /s/ Dr. Robert Cohen
                                   --------------------
                                   Dr. Robert Cohen, Attorney-in-Fact

                              Meryl Cohen as custodian for Jaclyn Cohen

                              By:  /s/ Dr. Robert Cohen
                                   --------------------
                                   Dr. Robert Cohen, Attorney-in-Fact

                              Meryl Cohen as custodian for Erica Cohen

                              By:  /s/ Dr. Robert Cohen
                                   --------------------
                                   Dr. Robert Cohen, Attorney-in-Fact

                              Meryl Cohen as custodian for Nicole Cohen

                              By:  /s/ Dr. Robert Cohen
                                   --------------------
                                   Dr. Robert Cohen, Attorney-in-Fact

                                  EXHIBIT A

                                   WARRANTS

                                        Number of                       Original
                          Number of    Underlying     Exercise          Exercise
 Name of Warrantholder     Warrants       Shares       Price             Period
 ---------------------    ---------    ----------     --------          --------
Dr. Robert Cohen            100,000       100,000       $3.75      12/9/96 - 12/9/99

Dr. Alan Cohen              100,000       100,000       $3.75      12/9/96 - 12/9/99

Jeffrey Cohen                50,000        50,000       $3.75      12/9/96 - 12/9/99

Stefanie Rubin               10,000        10,000       $3.75      12/9/96 - 12/9/99

Lenore Katz                  10,000        10,000       $3.75      12/9/96 - 12/9/99

Allyson Cohen                50,000        50,000       $3.75      12/9/96 - 12/9/99

Broadway Partners            40,000        40,000       $3.75      12/9/96 - 12/9/99

Stefanie Rubin               16,667        16,667       $3.50      7/29/97 - 7/29/99

Lenore Katz                  16,666        16,666       $3.50      7/29/97 - 7/29/99

Stefanie Rubin               55,000        55,000       $2.00      11/3/97 - 11/3/99

Jeff Rubin                    6,000         6,000       $1.09      1/20/98 - 1/21/2001

Dr. Robert Cohen              6,000         6,000       $1.09      1/20/98 - 1/21/2001

Dr. Alan Cohen                6,000         6,000       $1.09      1/20/98 - 1/21/2001
                            -------       -------
Total                       466,333       466,333